UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 8, 2022

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25371 Commercentre Drive, Suite 200
Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

(949) 528-3100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBLT	Nasdaq Capital Market
Series A Warrants	TBLTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Agreement.

On June
8
, 2022, ToughBuilt Industries, Inc., a Nevada corporation (the “
Company
”), and an accredited institutional investor (the “
Investor
”) entered into a Warrant Repurchase Agreement (the “
Agreement
”).  Pursuant to the Agreement, the Investor agreed to sell to the Company
a
 common stock purchase warrant issued by the Company to the Investor on November 20, 2020 (the “
Repurchase Warrant
”), as amended
.  The Repurchase Warrant is

exercisable for 11,500,001 shares of common stock
 of the Company
(
adjusted to 76,667 shares of common stock for the Company’s reverse stock split on April 25, 2022)
 (“
Warr
a
nt Shares
”)
for $0.05 per
Warrant Share
(adjusted to $7.50 per

Warrant Share
for the 1-for-150 reverse stock split) until April 24, 2024.

As previously reported by the Company on a Form 8-K filed with the U.S. Securities and Exchange Commission on November 23, 2020,
on November 20, 2020,
the
Repurchase
Warrant was issued in exchange for a common stock purchase warrant originally
p
urchased by the Investor pursuant to a Securities Purchase Agreement, dated August 19, 2019 (the “
Purchase Agreement
”)
.

In consideration for the
Repurchase
Warrant, the Company agreed to pay the Investor an aggregate of $2.5 million in two installments: (i) $1.0 million from the proceeds of the
Company’s currently contemplated public offering (“
Offering
”) payable at closing; and (ii) $1.5 million no less than one business day after the closing of the Offering from the cash of the Company

(the “
Closing
”).  Upon the Closing, the Repurchase Warrant will be deemed cancelled and of no further force and effect.

Until the Closing, the Investor has the right to exercise the Repurchase Warrant, subject to the exercise limitations contained in the Repurchase Warrant.  The Repurchase Warrant provides for a cashless exercise at the Investor’s option based on the average VWAP (as defined below) of the common stock for the twenty (20) trading days immediately prior to the time of exercise. In addition, the Investor may, in its sole discretion, elect to receive upon a cashless exercise a number of shares of common stock equal to the “
Alternate Net Number
,” that is defined in the Repurchase Warrant as being equal to 200% of the difference of (i) the quotient of (A) the product of (I) such aggregate number of Warrant Shares to be exercised hereunder pursuant to such exercise notice and (II) $150.00 (reflecting the adjustment for the 1-for-150 reverse stock split as described above), divided by (B) the Market Price, less (ii) such aggregate number of Warrant Shares to be exercised pursuant to the Investor’s exercise notice. The term “
Market Price
” is defined in the Repurchase Warrant as the higher of (i) $0.264 and (ii) the lower of (1) the closing bid price of the common stock on the trading day immediately prior to such date and (2) the volume-weighted average price (the “
VWAP
”) of the common stock on the trading day immediately prior to such date.

As of the date of this Form 8-K, the Investor holds 62,700 Repurchase Warrants.

The Agreement also extends the Investor’s right to participate in future offerings under the Purchase Agreement to until December
31, 2024

and provides that the Company will redeem the nine shares of Series E Non-Convertible Preferred Stock held by the Investor for $1.00 per share at Closing.

The Agreement states that it shall automatically terminate and be of no further force and effect if the Offering is not consummated by June 24,
2022.

The Agreement contain
s
 customary representations and warranties.

The foregoing purports to be a summary of the Agreement only.  The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Warrant Repurchase Agreement, June 8, 2022, between ToughBuilt Industries, Inc. and Alto Opportunity Master Fund, Spc - Segregated Master Portfolio B

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: June 9 , 2022	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer